UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

Zenosense, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54936	26-3257291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avda Cortes Valencianas 58, Planta 5 46015 Valencia, Spain		N/A
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 34 960454202

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On August 31, 2018, Zenosense, Inc. (the "Company") and MIDS Medical Ltd ("MML"), a UK Limited company under which the Company owns a 40% equity interest, entered into a Subscription and Shareholders' Agreement ("Agreement") with an investor ("Investor") for funding, in tranches, of up to US$1,200,000 in exchange for the issuance of common shares representing up to 10.31% equity ownership in MML. The proceeds of the subscription will be used for general MML company purposes associated with a next phase development of MML's licensed MIDS technology.

The Agreement provides for a series of payments in tranches to be sent in Pounds Sterling to MML, converted at the prevailing rate on the date of sending ("Tranche Payments"). The Investor will receive 6 common shares of MML, equating to a 2.91% ownership of MML in return for (a) US$47,000 due on signature of the Agreement; and (b) on or before September 30, 2018, a payment of US$103,000; and (c) on or before October 31, 2018, a payment of US$150,000. The Investor will then have the right (subject to a certain MML right set out below) to make a second Tranche Payment by November 30, 2018 in an amount of US$300,000 in exchange for the issuance of an additional 6 common shares, resulting an aggregate ownership of 5.66% of MML. Subject to the Investor subscribing for the second Tranche Payment, the Investor will have the right to make a third Tranche Payment by February 28, 2019, in an amount of US$375,000 in exchange for the issuance of an additional 7 common shares, resulting an aggregate ownership of 8.68% of MML. Subject to the Investor subscribing for the third Tranche Payment, the Investor will have the right to make a fourth Tranche Payment by May 31, 2019, in an amount of US$225,000 in exchange for the issuance of an additional 4 common shares, the four Tranches in total equating to an aggregate ownership of 10.31% of MML.

At any time after the first Tranche Payment, if MML is offered better terms by another party for any unsubscribed equity, MML will notify the Investor no less than 14 days prior to the next respective Tranche Payment, and provide the Investor the opportunity to invest on such terms. The Investor will have three business days to either accept or decline to invest on the revised terms. In the event the Investor declines, MML can immediately terminate any Investor right to further investment due under the Agreement.

The Agreement also provides for a contingency payment (the "Contingency") to be available after May 31, 2019 subject to the Investor having funded the full aggregate amount of US$1,200,000; in the event that the difference between the total investment of US$1,200,000 converted into Pounds Sterling (£) at a rate of $1.31 to £1, and US$1,200,000.00 converted into £ at the actual rates of conversion is greater than £60,000.00, MML may require and the Investor will subscribe for additional Investor shares at a cost per share equal to the price of US$56,250.00 per share (same price as the price the Investor paid in the fourth Tranche Payment) share(s) being issued to the nearest rounded down share number of 1 or above, with no fractional share entitlement.

The Agreement also provides that at no time prior to a sale of MML will the Company's ownership interest in MML's shares be less than 30%. Unless as modified by the Agreement as summarised above the Company maintains the rights as set out in the Subscription and Shareholders Agreement entered into on June 20, 2016 (the "Original Agreement") which includes control rights over MML such as representation on the board of directors, rights over the appointment and employment of senior management persons, indebtedness, major transactions, budget approval rights, accounting practices, general operational management supervisory rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENOSENSE, INC.
Date: September 4, 2018	By:	/s/ Carlos Jose Gil
Carlos Jose Gil, President and Chief Executive Officer